                                                                 EXHIBIT g(1)(c)

                      AMENDMENT NO. 2 TO CUSTODIAN CONTRACT


         Agreement made by and between State Street Bank and Trust Company (the "Custodian") and AIM Funds Group (the "Fund") on behalf of AIM Balanced Fund, AIM Global Utilities Fund, AIM Growth Fund, AIM High Yield Fund, AIM Income Fund, AIM Intermediate Government Fund, AIM Money Market Fund and AIM Value Fund (the "Portfolios").

         WHEREAS, the Custodian and the Fund are parties to a custodian contract dated October 15, 1993 (the "Custodian Contract") governing the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Portfolios of the Fund; and

         WHEREAS, the Custodian and the Fund desire to amend the terms and conditions under which the Custodian maintains the Portfolios' securities and other non-cash property in the custody of certain foreign sub-custodians in conformity with the requirements of Rule 17f-5 under the Investment Company Act of 1940, as amended;

         NOW THEREFORE, in consideration of the premises and covenants contained herein, the Custodian and the Fund hereby amend the Custodian Contract by the addition of the following terms and provisions;

         1. Notwithstanding any provisions to the contrary set forth in the Custodian Contract, the Custodian may hold securities and other non-cash property for all of its customers, including the Fund, with a foreign sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to securities and other non-cash property of each Portfolio of the Fund which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to each Portfolio of the Fund and (ii) the Custodian shall require that securities and other non-cash property so held by the foreign sub-custodian be held separately from any assets of the foreign sub-custodian or of others.

         2. Except as specifically superseded or modified herein, the terms and provisions of the Custodian Contract shall continue to apply with full force and effect.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative this 28th day of September, 1996.


                                             AIM FUNDS GROUP
                                             (on behalf of AIM Balanced Fund,
                                             AIM Global Utilities Fund, AIM
                                             Growth Fund, AIM High Yield Fund,
                                             AIM Income Fund, AIM Intermediate
                                             Government Fund, AIM Money Market
                                             Fund and AIM Value Fund)

                                             By:  /s/ ROBERT H. GRAHAM
                                                -------------------------------
                                             Title:   President
                                                   ----------------------------

                                             STATE STREET BANK AND TRUST COMPANY


                                             By:  /s/ [ILLEGIBLE]
                                                -------------------------------
                                             Title:   Executive Vice President
                                                   ----------------------------